EXHIBIT 23(a)
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PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1995


CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Peoples Bancorp Inc. of our report dated
January 25, 1996, included in the 1995 Annual Report to
Shareholders of Peoples Bancorp Inc.

   We also consent to the incorporation by reference in the Registration Statements pertaining to the Amended and Restated Stock Option Plan (Form S-8, No. 33-67878) and the 1995 Stock Option Plan (Form S-8, No. 33-59569) of Peoples Bancorp Inc. of our report dated January 25, 1996, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.



                                 /s/ ERNST & YOUNG LLP
                                 Ernst & Young LLP


Charleston, West Virginia
March 25, 1996